UP TO 1,600,000 SHARES
OF
COMMON STOCK
OF
CITY CENTRAL BANCORP
____________________________

AGENCY AGREEMENT
____________________________

_________, 2006

SAMCO Capital Markets, Inc.
1700 Pacific Avenue, Suite 2000
Dallas, Michigan 75201

Ladies and Gentlemen:

City Central Bancorp, a Michigan corporation (the “Company”), and City Central Bank, a Michigan banking association in organization (the “Bank”), proposes, subject to the terms and conditions stated herein, to engage SAMCO Capital Markets, Inc. (the “Agent”) to assist the Company in structuring an offering of the Company’s common stock (the “Common Stock”) and, as agent of the Company, to assist in the sale on a “best efforts” basis of a minimum of 1,100,000 and up to a maximum of 1,600,000 shares of the Common Stock, $0.01 par value per share (the “Shares”).

1. The Offering. The Company is offering the Shares, in connection with the Company’s initial public offering (the “Offering”) and capitalization of the Bank, a de novo, Federal Deposit Insurance Corporation (“FDIC”) insured Michigan banking association.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-______) under the 1933 Act, including a prospectus, relating to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act and deemed, pursuant to Rule 430A or Rule 430C under the 1933 Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of the Shares pursuant to Rule 462(b) under the 1933 Act.

Except where the context otherwise requires, a “Preliminary Prospectus,” as used herein, means any preliminary prospectus relating to the Shares that has been furnished by the Company to the Agent in connection with the Offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act on or before the second business day after the Effective Time (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the Effective Time, in each case in the form furnished by the Company to the Agent for use in connection with the Offering.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and each “road show” (as defined in Rule 433(h)(4) under the 1933 Act) (each such road show, a “Road Show”), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the 1933 Act).

“Disclosure Documents,” as used herein, means each of the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

“Blue Sky Application,” as used herein, means any instrument or document executed by the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or officers, directors or employees as broker-dealers or agents under the securities laws thereof.

Any reference herein to a Disclosure Document shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, without limitation, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to a Disclosure Document shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) on or after the Effective Time, or the date of such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

On behalf of the Bank, the Company has filed with the Michigan Office of Financial and Insurance Services (“MOFIS”) for approval to form a de novo Michigan banking association, and with the FDIC for insurance of accounts, and has filed amendments (as so amended, the “Applications”) thereto as required by the MOFIS and the FDIC (the MOFIS and the FDIC are collectively referred to herein as the “Regulatory Agencies”).

In connection with the Offering, the Agent will assist the Company with the following services: (a) establishing a comprehensive plan for the development and execution of the Offering; (b) establishing a computer database that will enable the Company’s management and directors to gauge the progress of the Offering on a daily basis; (c) preparing written news releases regarding the Offering, the Company, as well as its officers and directors for dissemination by the Company; (d) preparing layout and design work for the Company’s “tombstone” announcements, and will assist on placement and related sales factors, such as location in newspaper, style of announcement, and announcement identification techniques; (e) coordinating all aspects of the Company’s selling efforts with respect to the Offering including recommendations regarding allocation of each director’s fundraising responsibilities and consultations with officers and directors regarding sales techniques that will enable them to maximize their efforts; (f) preparing officers and directors of the Company to introduce and describe the Offering to potential investors at investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions; and (g) working with management of the Company in processing all retirement account purchases of shares in the Offering through the various types of retirement accounts that potential investors may have already established. If potential investors wish to use retirement funds to invest in the Shares, but do not have a retirement account established or have a custodian that will not process this type of transaction, then the Agent will seek out those retirement custodians who will allow such a transaction and refer the potential investor to such retirement custodians.

During the term of this Agreement, the Agent will provide the assistance of at least one Series 7 registered representative, or such other employees or representatives as may be appropriate to provide the services called for by this Agreement or otherwise provided by the Agent to the Company.

2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive placement agent (i) to utilize its “best efforts” to solicit subscriptions for Shares and to assist the Company with respect to the Company’s sale of the Shares in the Offering, and (ii) to manage the sale of Shares through a group of selected broker dealers, if necessary.

On the basis of the representations and warranties and subject to the terms and conditions of this Agreement, the Agent accepts such appointment. It is acknowledged by the Company that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action that Agent deems to be inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered as described in the Prospectus. Except as otherwise provided in this Agreement, the appointment of the Agent will terminate upon completion of the Offering.

In the event the Company is unable to sell a minimum of 1,100,000 Shares (or with the consent of the Regulatory Agencies such lesser amount as needed for the Bank to commence operations) within the period herein provided, this Agreement shall terminate and the Company shall cause the Escrow Agent (as defined below) to refund to any persons who have subscribed for any of the Shares the full amount it received from them, plus interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 10 hereof.

In the event the Offering is terminated and the Closing (as defined below) does not occur, then in no event shall the Agent receive the fees set forth in subparagraphs (b) below. Provided, however, regardless of whether or not the Closing occurs, the Agent shall be entitled to the consulting fees and the reimbursement of its actual accountable out-of-pocket expenses, as set forth in subparagraphs 2 (a) and 2 (c) below.

If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares against payment to the Company by any means authorized pursuant to the terms of the Prospectus; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place mutually acceptable to the Company and the Agent (the “Closing”). Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall accept subscriptions for the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.” The Agent shall receive the following compensation for its services hereunder:

(a) A consulting fee of $20,000 due to Agent upon Agent’s receipt of a “no objection” notice from the NASD, Inc. (“NASD”) in connection with the Offering and a fee of $20,000 upon commencement of the Offering (which shall be the date of the Prospectus (such date referred to herein as the “Commencement Date”)). On the 28th day after the Commencement Date and the start of the next succeeding four week period thereafter, the Company will pay the Agent a consulting fee equal to $20,000 up to maximum of $80,000.

(b) A commission equal to $255,000 upon the sale of at least the minimum number of Shares set forth above.

(c) Agent shall be reimbursed for expenses as contemplated by Section 6 hereof, regardless of whether the Offering is successfully completed. Any consulting fee, out-of-pocket expenses or commissions payable on the terms and subject to the conditions contained herein shall be paid in next day funds on the earlier of the date payment is due hereunder, the Closing Date or a determination by the Company to terminate or abandon the Offering.

(d) The Company acknowledges and agrees that in connection with the Offering, sale of the Shares or any other services Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by Agent: (i) no fiduciary relationship exists between the Company, the Bank or any other person, on the one hand, and Agent, on the other hand; (ii) Agent is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the Offering price of the Shares, and such relationship between the Company or the Bank, on the one hand, and Agent, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that Agent may have to the Company or the Bank shall be limited to those duties and obligations specifically stated herein; and (iv) Agent and its respective affiliates may have interests that differ from those of the Company or the Bank. The Company hereby waives any claims that the Company may have against Agent with respect to any breach of fiduciary duty in connection with the Offering.

3.	Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the Agent that:

(a) The Company has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Disclosure Documents. The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been validly executed and delivered by the Company and is the valid, legal and binding agreement of the Company enforceable in accordance with its terms, except to the extent, if any, that the provisions of Section 8 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally.

(b) The Registration Statement has heretofore become effective under the 1933 Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the Company or the Bank after due inquiry, are contemplated by the Commission; the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each time a subscription agreement or funds are submitted by prospective investors to the Company during the Offering period (each such time referred to as a “time of delivery”), at the closing and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the 1933 Act; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the 1933 Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, each time of delivery, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the 1933 Act (including, without limitation, Section 10(a) of the 1933 Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the Closing Time and the end of the period during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of delivery did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representation or warranty with respect to any statement contained in any Disclosure Document in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in such Disclosure Document. All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Act as required by Rule 164 under the 1933 Act.

(c) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the 1933 Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by any the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 of the 1933 Act (without reliance on subsections (b), (c) and (d) of Rule 164); each of the Preliminary Prospectuses is a prospectus that, other than by reason of Rule 433 or Rule 431 under the 1933 Act, satisfies the requirements of Section 10 of the 1933 Act, including a price range where required by rule; neither the Company nor the Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the 1933 Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the 1933 Act) pursuant to Rules 164 and 433 under the 1933 Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all Road Shows related to the Offering is solely the property of the Company.

(d) No Blue Sky Application includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representation or warranty with respect to any statement contained in a Blue Sky Application in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent to the Company expressly for use in the Blue Sky Application.

(e) The Applications were approved on a preliminary basis by the MOFIS and the FDIC on __________ and ________, 2006, respectively. At the time of the approval of the Applications, by the Regulatory Agencies and at all times subsequent thereto until the Closing Date, the Applications will comply as to form in all material respects with all applicable rules and regulations of the Regulatory Agencies (except as modified or waived in writing by the applicable Regulatory Agencies). The information in the Applications is true, correct and complete in all material respects.

(f) No order has been issued by the Commission or any of the Regulatory Agencies or any state regulatory authority, preventing or suspending the use of any Preliminary Prospectus, Permitted Free Writing Prospectus, or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering or any of the Applications is, to the best knowledge of the Company, pending or threatened.

(g) The Offering has been duly authorized and approved by the Board of Directors of the Company, and, following the Closing Date, the Company or the Bank will have completed all conditions precedent to the Offering specified in the Applications and approvals from the Regulatory Agencies, and the offer and sale of the Shares will have been conducted in all material respects in compliance with all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Company or the Bank by the Regulatory Agencies, the Commission or any regulatory authority, and in the manner described in the Disclosure Documents. At the Closing Date, to the best knowledge of the Company and the Bank, no person will have sought to obtain review of the preliminary action of the Regulatory Agencies in approving the Applications pursuant to any applicable state or federal statute or regulation.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of State of Michigan, and has corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Documents, and to enter into and perform its obligations under this Agreement; subject to receipt of final approvals from the Regulatory Agencies, the Bank is duly organized and validly existing under Michigan law and regulations promulgated by the MOFIS, with power and authority to own or lease its properties and conduct its business as described in the Disclosure Documents; the Company and the Bank do not conduct business in any jurisdiction other than the State of Michigan.

(i) Except for the Bank, the Company does not own equity interests of any other business entities.

(j) The financial statements included in the Disclosure Documents, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Disclosure Documents present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Documents.

(k) Since the respective dates as of which information is given in each of the Disclosure Documents, except as otherwise stated therein, (i) there has been no material adverse change in, or deviation from, the business affairs, business prospects, or business plan of the Company and the Bank considered as one enterprise (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or the Bank, which are material with respect to the Company and the Bank considered as one enterprise, except as described in the Disclosure Documents and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l) Each of the Company and the Bank has good and marketable title to all real property and good title to all other properties owned by it, in each case free and clear of all mortgages, pledges, liens, security interests, restrictions, defects or encumbrances of any kind except such as (i) are described in the Disclosure Documents, or (ii) do not singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by either the Company or the Bank; and any real property and buildings held under lease by either the Company or the Bank are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and propose to be made of such property and buildings by either the Company or the Bank.

(m) The Company has an authorized capitalization as set forth in the Disclosure Documents; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Disclosure Documents; no holder of securities of the Company will be subject to personal liability by reason of being such a holder; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Disclosure Documents, there are no warrants, options or other rights to purchase any securities of the Company; neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement give rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale.

(n) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Disclosure Documents.

(o) The issuance and sale of the Shares being issued at the Closing Date by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Bank is a party or by which any of the property or assets of the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Association, as amended, or Bylaws, as amended, of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agent.

(p) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Bank, which is required to be disclosed in the Disclosure Documents (other than as disclosed therein).

(q) The Company and the Bank own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor the Bank has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Bank therein.

(r) UHY Advisors MI, Inc., which has certified certain financial statements and supporting schedules of the Company included in the Disclosure Documents containing an audit report, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(s) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), if any, established, maintained or contributed to by the Company or the Bank (except any such plan for which the principal sponsor or plan administrator is an affiliate other than the Company or the Bank) comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

(t) The Company has no tax deficiency that has been or, to the best knowledge of the Company, might be asserted against the Company and all tax liabilities are adequately provided for on the books of the Company.

(u) The Company is not in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation may have a material adverse effect on the financial condition or business operations or properties of the Company; the Company has received all permits, licenses or other approvals as may be required of it under applicable federal and state environmental laws and regulations to conduct its business as described in the Disclosure Documents, and the Company is in compliance in all material respects with the terms and conditions of any such permit, license or approval; the Company has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law; and the disposal of all of the Company’s hazardous substances, hazardous materials and other waste products has been lawful.

(v) No material relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Bank on the other hand, that is required by the 1933 Act, or by the rules and regulations under such Act to be described in the Disclosure Documents, that is not so described.

(w) Neither the Company nor the Bank has taken and neither of such entities will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x) Except for receipt of the final approvals of the Regulatory Agencies, each of the Company and the Bank holds and is operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business as presently being conducted (“licenses”) and all licenses are valid and in full force and effect; and each of the Company and the Bank is in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to it.

(y) Each of the Company and the Bank maintains insurance of the types and in the amounts that are reasonable or required for the business operated by it, as of the date hereof and as of the Closing Date all of which insurance is in full force and effect.

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) There is no document or contract of a character required to be described in the Disclosure Documents or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or the Bank is a party constitute valid and binding agreements of the Company or the Bank and are enforceable against the Company or the Bank in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and subject to general principles of equity, and except to the extent that any such contract contains provisions for indemnification for liabilities under the Act.

(bb) The Bank is in compliance in all material respects with all applicable laws administered by and regulations of the FDIC, the MOFIS, and any other bank regulatory authority with jurisdiction over the Bank, the failure to comply with which would have a material adverse effect on the Bank taken as a whole.

(cc) The Company has not distributed, nor will it distribute, prior to the Closing Time, any prospectus (as defined under the 1933 Act) in connection with the Offering and sale of the Shares other than the Disclosure Documents or other materials, if any, permitted by the 1933 Act, including Rule 134 promulgated thereunder.

4.	Delivery and Payment.

An escrow procedure shall be established which shall comply with Commission Rule 15c2-4, promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), with The Bankers Bank as escrow agent (the “Escrow Agent”).

The Company and the Agent shall transmit all funds received from subscribers to the Escrow Agent by noon of the next business day following receipt thereof. The Company and the Agent shall jointly direct the Escrow Agent to make payment for Shares sold hereunder by wire transfer or certified or bank cashier’s check drawn to the order of the Company in next day funds. Such payment is to be made at the offices of The Bankers Bank, 2410 Paces Ferry Road, Atlanta, Georgia 30339, at 10:00 a.m. local time, on the Closing Date. The time of such payment is referred to herein as the “Closing Time.” The Company shall direct the Escrow Agent to deliver payment of the fees due to the Agent pursuant to Section 2 hereof (less any portion thereof previously paid to the Agent) to the Agent by wire transfer or certified or bank cashier’s check drawn to the order of the Agent in next day funds, to the Agent on the Closing Date.

5.	Covenants of the Company. The Company hereby covenants to the Agent as follows:

(a) The Company will not, at any time before or after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

(b) The Company has filed, or will file, an application (the “Holding Company Application”) with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to acquire the stock of the Bank in accordance with the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the “BHCA”). The Company will not at any time after the date hereof, file or allow the Bank to file any amendment or supplement to an Application or the Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(c) The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to an Application to be approved by the Regulatory Agencies, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when an Application or the Holding Company Application, as amended, has been approved by a Regulatory Agency or the Federal Reserve; (iii) of the receipt of any comments from the Commission, or any non-confidential communications from the Regulatory Agencies, the Federal Reserve or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iv) of any request by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental entity for any amendment or supplement to the Registration Statement, an Application or the Holding Company Application or for additional information; (v) of the issuance by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental agency of any order or other action suspending the Offering or the use of any of the Disclosure Documents, or any other filing of the Company and the Bank under applicable regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, any Regulatory Agency, the Federal Reserve or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (g) below. The Company will make every reasonable effort to prevent the issuance by the Commission, any Regulatory Agency, the Federal Reserve or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(d) The Company will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: (i) the Applications and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and (ii) the Registration Statement, as originally filed and each amendment thereto. Further, the Company will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. The Company will also deliver to the Agent and its counsel such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

(e) The Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Company and the Bank will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Regulatory Agencies, the Federal Reserve, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

(f) If any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company or for the Agent, to amend or supplement any of the Disclosure Documents in order to make them not misleading in light of the circumstances existing at the time of its use, the Company will, at its expense, forthwith prepare, file with the Commission and the Regulatory Agencies, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, such Disclosure Documents (in form and substance satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement such Disclosure Documents so that as amended or supplemented they will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, the Company will furnish such information with respect to itself and the Bank as the Agent may from time to time reasonably request.

(g) The Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

(h) For the period of three years from the date of this Agreement, the Company will furnish to the Agent upon request (i) a copy of each report of the Company delivered to holders of Shares if such report is not immediately available on the Commissions EDGAR website and (iii) from time to time, such other publicly available information concerning the Company and the Bank as the Agent may reasonably request.

(i) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds,” and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.

(j) Prior to the Closing Date, the Company will inform the Agent of any event or circumstances of which it is aware as a result of which (i) the Disclosure Documents, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or (ii) the information in the Applications or the Holding Company Application would no longer be true, correct and complete in all material respects.

(k) The Company will distribute the Prospectus or other offering materials in connection with the offering and sale of the Shares only as set forth in the Prospectus, and only in accordance with the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the Shares are qualified for sale.

(l) The Company will furnish to its shareholders such reports as may be required under Section 15(d) of the 1934 Act.

(m) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(n) The Company will maintain appropriate arrangements with the Escrow Agent for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering as described in the Prospectus.

(o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the “Interpretation of the Board of Governors of the NASD on Free Riding and Withholding.”

(p) The Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the MOFIS, the Federal Reserve and the FDIC.

(q) The Company will not amend the terms of the Offering without notifying the Agent prior thereto.

(r) The Company will not deliver the Shares until the Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 7 hereof, unless such condition is waived in writing by the Agent.

6. Payment of Expenses. The Company covenants and agrees with the Agent that it will pay or cause to be paid the following: (a) the fees, disbursements and expenses of counsel to the Company and the Bank and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Disclosure Documents and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Agent and dealers; (b) the cost of printing or reproducing this agreement, the Blue Sky Survey, any dealer agreements and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(h) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky Survey; (d) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (e) the cost of preparing stock certificates; (f) all expenses related to Road Shows; (g) the costs or expenses of any transfer agent or registrar; (h) all reasonable out-of-pocket fees and expenses of the Agent, including the reasonable fees and expenses of counsel for the Agent related to the Offering and not otherwise specifically provided for in this Section 6; (i) the expenses associated with the use of onsite consultants, which will not exceed $5,000 per month for the use of one consultant and $8,000 per month for the use of two consultants; and (j) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. Conditions to Obligations of the Agent. The obligations of the Agent hereunder and the occurrence of the Closing of the Offering are subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Bank are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects and the condition that the Company and the Bank shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) No Disclosure Document shall have been filed to which the Agent shall have objected in writing.

(b) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 424(b) shall have been filed and shall have become effective under the 1933 Act.

(c) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act; (ii) none of the Disclosure Documents, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(d) Jenkens & Gilchrist, a Professional Corporation, counsel for the Agent, shall have furnished to you such opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e) Jenkens & Gilchrist, a Professional Corporation., counsel for the Company, shall have furnished to you their written opinion, dated as of the Closing Date, in form and substance satisfactory to Agent to the effect that:

(i) The Company is a corporation organized and validly existing and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and to conduct its business as described in the Disclosure Documents.

(ii) Upon receipt of final approval of the MOFIS, the Bank will be organized and validly existing Michigan banking association with full power and authority to own its properties and to conduct its business as described in the Disclosure Documents; the activities of the Bank as described in the Disclosure Documents are permitted by the rules, regulations and practices of the Regulatory Agencies and the Federal Reserve; the issuance and sale of the capital stock of the Bank to the Company has been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and, upon payment therefore as described in the Prospectus, will be validly issued, fully paid and nonassessable; and will be owned of record and beneficially by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

(iii) Upon receipt of final FDIC approval, the deposit accounts of the Bank will be insured by the FDIC up to the maximum amount allowed by law and to such counsel’s knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

(iv) Upon the completion of the Offering, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Registration Statement, the Preliminary Prospectus, and the Prospectus under the caption “Capitalization,” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and no Shares or warrants have been or will be issued and outstanding prior to the Closing Date, other than as set forth in the Prospectus; the Shares of the Company to be subscribed for in the Offering have been validly authorized for issuance, and when issued and delivered by the Company pursuant to the plan of distribution against payment of the consideration calculated as set forth in the plan of distribution, will be fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights.

(v) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary action on the part of the Company; and this Agreement constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the provisions of Section 8 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally.

(vi) Subject to the satisfaction of the conditions to the Regulatory Agencies’ approval of the Applications and the Federal Reserve’s approval of the Holding Company Application, no further approval, registration, authorization, consent or other order of any federal regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Offering.

(vii) The Applications, as filed with the Regulatory Agencies, have been granted preliminary approval by the Regulatory Agencies. The Federal Reserve has issued its preliminary order of approval under the BHCA, and the purchase by the Company of all of the issued and outstanding capital stock of the Bank has been authorized by the Federal Reserve and no action has been taken, or to such counsel’s knowledge is pending or threatened, to revoke any such authorization or approval.

(viii) The Registration Statement has been declared effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best of such counsel’s knowledge no proceedings for that purpose have been instituted or threatened.

(ix) The consummation of the Offering and the transactions contemplated thereunder will not cause the Company or any person subscribing for Shares in the Offering to recognize gain or loss as a result of the purchase of Shares pursuant to the Offering.

(x) The terms and provisions of the Shares conform to the description thereof contained in the Disclosure Documents and such description describes in all material respects the rights of the holders thereof, the information in the Registration Statement, any Preliminary Prospectus, and the Prospectus under the caption “Articles of Incorporation” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) to the extent that it constitutes matters of law or legal conclusions has been prepared by such counsel and is accurate in all material respects; and the forms of certificates proposed to be used to evidence the Shares are in due and proper form.

(xi) At the time each of the Applications and the Holding Company Application was approved, such Application and Holding Company Application (as amended or supplemented) complied as to form in all material respects with the requirements of the Regulatory Agencies, the Federal Reserve and all applicable laws, rules and regulations and decisions and orders of the Regulatory Agencies, except as modified or waived in writing by the Regulatory Agencies and the Federal Reserve, (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein as to which counsel need express no opinion and other than compliance with state securities or Blue Sky laws as to which such counsel need express no opinion). To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Regulatory Agencies approving the Applications and the Holding Company Application.

(xii) The Registration Statement complied when it became effective at each time of purchase of any Shares and as of the Closing Date, with the requirements of the 1933 Act; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the 1933 Act.

(xiii) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending, or threatened (A) asserting the invalidity of this Agreement or (B) seeking to prevent the Offering.

(xiv) To the best of counsel’s knowledge, the Company and the Bank have obtained all material licenses, permits and other governmental authorizations (including preliminary approval from the MOFIS and the FDIC) required for the conduct of their respective businesses as described in the Disclosure Documents, and all such licenses, permits and other governmental authorizations (including preliminary approval from the MOFIS), are in full force and effect and the Company and the Bank are in all material respects complying therewith.

(xv) Neither the Company nor the Bank is in violation of its Articles of Incorporation or its Articles of Association, as applicable, or its Bylaws, respectively, or to the best of such counsel’s knowledge, in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, which violation would have a Material Adverse Effect; the execution and delivery of this Agreement by the Company, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein, will not materially conflict with, constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Bank which are material to their business considered as one enterprise, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject. In addition, such action will not result in any material violation of the provisions of the certificate of incorporation or bylaws of the Company or the Bank or any material violation of any applicable law, act, regulation or to such counsel’s knowledge, order or court order, writ, injunction or decree.

(f) The letter of Jenkens & Gilchrist, P.C. in form and substance to the effect that:

(i) In addition, during the preparation of the Disclosure Documents, Jenkens & Gilchrist, P.C. participated in conferences with certain officers of and other representatives of the Bank and the Company, counsel to the Agent, representatives of the independent public accountants for the Bank and the Company and representatives of the Agent at which the contents of the Disclosure Documents, and related matters were discussed and, although Jenkens & Gilchrist, P.C. are not passing upon and do not assume the accuracy of the statements contained in the Disclosure Documents, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Bank and the Company), nothing has come to the attention of Jenkens & Gilchrist, P.C. that caused Jenkens & Gilchrist, P.C. to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto), at the time of the filing of the Prospectus with the Commission (which you have been informed is at or prior to the time of first sale of the Shares by the Company) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto), as of its date and as of the date of counsel’s opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that any Preliminary Prospectus or Permitted Free Writing Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein, or omitted therefrom, and the exhibits thereto), as of the date of first sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) The opinion shall be limited to matters governed by the laws of the United States or the State of Michigan. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or Michigan, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to you together with the opinion to be rendered hereunder by special counsel to the Company and the Bank. The opinion of such counsel for the Company shall state that it has no reason to believe that you are not justified in relying thereon.

Where any of the foregoing opinions refers to the knowledge of counsel, such counsel may state that their opinion is limited to the actual knowledge of attorneys actively involved in the transactions contemplated by this agreement or in the preparation of the opinion letter required by this subsection (f). Counsel to the Company may render its opinions subject to customary qualifications and exceptions.

(g) At the time of the execution of this Agreement, the Agent shall have received from UHY Advisors MI, Inc. a letter dated such date, in form and substance satisfactory to the Agent to the effect that:

(i)
UHY Advisors MI, Inc. are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations adopted by the Commission and the PCAOB;

(ii)
In the opinion of UHY Advisors MI, Inc. the financial statements audited by UHY Advisors MI, Inc., LLC and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission;

(iii)
For the purposes of providing such letter, UHY Advisors MI, Inc. has read the fiscal 2005 minutes of meetings of shareholders, the Board of Directors and any committees of the Board of Directors of the Company, as set forth in the minute books as of a date within five days of the Effective Time, officials of the Company advising UHY Advisors MI, Inc. that the minutes of all such meetings through that date were set forth therein; and

(iv)	Such additional statements relating to the unaudited quarterly financial statements of the Company subsequent to December 31, 2005 as the Agent may reasonably request.

(h) At the Closing Date, the Agent shall have received from UHY Advisors MI, Inc. a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Bank, dated the Closing Date, to the effect that (i) they have carefully examined Prospectus and, as of its date, the date it was filed with the Commission, and the time of purchase, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects or business affairs of the Company or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 3 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Company and the Bank have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 7; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission, a Regulatory Agency, the Federal Reserve or any other governmental body; (vi) no order suspending the Offering, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by any Regulatory Agency, the Federal Reserve or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the MOFIS, the FDIC or the Federal Reserve in granting preliminary approval of the Applications or the Holding Company Application.

(j) The Company shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information are given in the Registration Statement and the Prospectus, there shall not have been any material change in the long-term debt of the Company or the Bank or any material change, or any development, involving a prospective material change in or affecting the general affairs of the management, financial position, stockholders’ equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the management, financial condition or in the earnings, capital, properties or business affairs of the Company or the Bank independently, or of the Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the MOFIS, the Federal Reserve or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a material and adverse effect on the management, condition (financial or otherwise) or on the earnings, capital, properties or business affairs of the Company or the Bank considered as one enterprise; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the management, financial condition or on the earnings, capital, properties or business affairs of the Company or the Bank, considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as to which the Company and the Agent shall have agreed.

(l) At or prior to the Closing Date, the Agent shall receive (i) a copy of the letters from the MOFIS and the FDIC granting preliminary approval of the Applications, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certificate of good standing from the State of Michigan evidencing the good standing of the Company and (iv) a copy of the letter from the Federal Reserve granting preliminary approval of the Holding Company Application.

(m) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of any of (i) through (iv) herein, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(n) The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms of this Agreement and Agent’s compensation hereunder.

8.	Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Agent and its affiliates and their respective members, partners, directors, officers, employees, agents and controlling persons (Agent and each such person being an “Indemnified Party”) from and against any and all loss, claim, damage, judgment, assessment, cost and other liability (each a “Claim”), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of any transaction contemplated by this letter or the engagement of Agent pursuant to, and the performance by Agent of the services contemplated by this Agreement and will reimburse any Indemnified Party for all reasonable fees and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification and reimbursement provisions to the extent that any loss, claim, damage, judgment, assessment, cost or any other liability, or related expense, is found in a final judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s willful misconduct, bad faith or gross negligence or the breach of this Agreement. The Company agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Agent pursuant to, or the performance by Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage, judgment, assessment, cost or any other liability, or related expenses, is found in a final judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s willful misconduct, bad faith or gross negligence or the breach of this Agreement.

(b) If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable (other than for a reason provided in the prior paragraph), the Company agrees to contribute to the losses, claims, damages, judgments, assessments, costs and other liabilities, and related expenses, for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, and its security holders, on the one hand, and Agent, on the other hand, of the transaction as contemplated (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand, and Agent, on the other hand, as well as any other relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, in no event will the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to Agent under this Agreement.

(c) The Company agrees that, without Agent’s prior written consent, which consent will not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement, whether or not Agent or any other Indemnified Party is an actual or threatened party to such claim, action, or proceeding, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. The Company shall not be liable for any settlement of any litigation or proceeding effected without its consent.

(d) Upon receipt by an Indemnified Party of actual notice of a Claim as to which indemnification may be sought hereunder, such Indemnified Party shall promptly notify the Company of the nature and basis of the Claim. In addition, an Indemnified Party shall promptly notify the Company after any action is commenced against the Indemnified Party (by way of service with a summons or other legal process) and shall transmit a copy to the business address of the Company. The Company may, and shall, if requested by any Indemnified Party, assume the defense of any Claim against such Indemnified Party in respect of which indemnity may be sought hereunder, including, without limitation, the employment of counsel reasonably satisfactory to such Indemnified Party and the payment of the fees and expenses of such counsel and necessary experts, in which event the Company shall not be liable for the fees and expenses of any other counsel retained by such Indemnified Party in connection with such litigation or proceeding.

(e) The reimbursement, indemnity and contribution obligations of the Company under the preceding paragraphs shall be in addition to any liability that the Company may otherwise have, and shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of any Indemnified Party.

(f) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company in a transaction contemplated by this Agreement in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse Agent for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

9. Representations and Indemnities to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, solely in their capacities as officers of the Company, submitted pursuant hereto, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent, or any controlling person of the Agent, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10. Termination and Payment of Expenses.  This Agreement shall become effective on the date hereof and shall terminate on [•], 2006. This Agreement may be extended upon the mutual agreement of the Agent and the Company. However, (i) this Agreement may be terminated at any time, whether at the end of its term or otherwise, at the option of the Agent or the Company upon ten (10) days written notice to the other. If for any reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Agent for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Agent in making preparations for the purchase, sale and delivery of the Shares not so delivered, and shall pay the Fee as defined in Section 2 of this Agreement, but the Company shall then be under no further liability to the Agent except as provided in Section 6 and Section 8 hereof.

11. Notices. All statements, requests, notices and agreements hereunder shall be in writing shall be sufficient in all respects if delivered or sent by reliable courier, first class mail or facsimile transmission to:

Agent:

SAMCO Capital Markets, Inc.
1700 Pacific Avenue, Suite 2000
Dallas, Texas 75201
Attention: Joseph R. Mannes

With a copy to:

Jenkens & Gilchrist
1445 Ross Avenue
Suite 3700
Dallas, Texas 75202
Attention: Michael G. Keeley

City Central Bancorp
2995 Saddlewood Road
West Bloomfield, MI 48324
Attention: Satish Jasti

With a copy to:

Jenkens & Gilchrist
1445 Ross Avenue
Suite 3700
Dallas, Texas 75202
Attention: Peter G. Weinstock

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Placement Agent and the Company and, to the extent provided in Sections 8 and 9 hereof; the officers and directors of the Company and each person who controls the Company, or the Placement Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement. No purchaser of any of the shares from the Placement Agent shall be deemed a successor or assign by reason merely of such purchase.

13. Time of the Essence. Time shall be of the essence in this Agreement.

14. Business Day. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

16. Captions. The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

17. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between us.

Very truly yours,

City Central Bancorp

By:_______________________
Name: ____________________
Title: President

Accepted as of the date hereof at Dallas, Texas:

SAMCO Capital Markets, Inc.

By:_______________________
Name: Joseph R. Mannes
Title: Managing Director

SCHEDULE A